Lessor : Leon Bankier                              Subject Property:
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Commercial lease
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THIS COMMERCIAL LEASE, hereafter referred to as the "Lease" executed this 6th day of August, 1999 between Leon Bankier, hereinafter referred to as "Lessor" and Hawaiian Vintage Chocolate Company, Inc. hereinafter referred to as "Lessee".



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WITNESSETH:

Lessor for and in consideration of the rent herein to be paid by lessee, and in consideration of the covenants herein to be kept and performed by Lessee, does hereby lease and demise unto Lessee the following described premises, situated lying and being in Champaign County, State of Illinois for the term of three years beginning on the 1st day of September,1999 and ending on the 31st day of August 2002.

Location of Premises:

Lessee will yield and pay to Lessor the following rentals: $2,500.00 per month for the year of this lease, totaling a first year 's rental of $30,000.00 (approximately $15.50 per sq.ft.gross). Each subsequent year will be adjusted upward on the anniversary of lease commencement by 4% or by the Consumer Price Index, (as published in the most recent Wall Street Journal), whichever is higher. Rental payments are due on the first day of each month, in advance, payable to: Leon Bankier, 410- East Green St. Champaign, IL., or to any other location specified by Lessor. Hawaiian Vintage may terminate the lease with a six-month notice at any time after the first anniversary. HVC will pay a six month penalty upon early termination.

Option to Extend: Lessee shall have the option to extend the original term of this lease for an additional term of six years, with two consecutive three year options, by giving to Lessor written notice of the intention to extend at least six months prior to the expiration of the original term of this lease or any option period. All terms and conditions of the original lease, including annual increases, would still apply during the options.

Use of Premises: The premises hereby leased shall be used and occupied by the Lessee and the Lessee's employees for the business of: all types of food products, excluding products served by competing restaurant businesses; Bagelmans, Chinese, Thai and or Japanese. HVC may also sell non-alcoholic beverages, apparel, gift books, gift baskets, candies and confections, nutritional supplements, internet time and custom gifts, and shall conduct the business during all usual working hours for related business activities, excepting therefrom periods when prevented by acts of God or other causes beyond the control of Lessee.

Lessee may not assign Lessee's interest in this lease, nor sublet the whole or any part of the demised premises, nor shall the same be used for any other purpose without first having obtained the written consent to such assignment or reletting, or to such change of purpose of the use of the demised premises, from Lessor. If Lessor shall consent to the assignment of this Lease or to a subletting of all or a part of the demised premises, no further assignment or subletting shall be made without written consent of the Lessor first being obtained. Lessor's consent will not be unreasonably withheld.

Lessee and Lessor, where applicable, agree to keep, conform to and abide by each and every of the following which are hereby made conditions of this
Lease:

1. Lessee will not permit or allow any noise, disturbance or nuisance whatsoever in the demised premises detrimental to same or annoying to the other adjoining properties. Lessee acknowledges that the demised premises have been received in thoroughly good order, tenable condition and repair, of which the execution of this Lease, and taking possession thereunder shall be conclusive evidence; and that no representation except as may be attached hereto or set forth herein, as to the condition of the demised premises have been made by Lessor or Lessor's agents. No obligations,


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except as may be attached hereto or set forth herein, as to the repairing, adding to, or improving the demised premises have been assumed by Lessor. No oral arrangements have entered into consideration of making this Lease and said Lease contains a full statement of the obligations of both parties hereto. Lessee shall not allow any waste or nuisance of the demised premises or use or allow the premises to be used for any unlawful purposes.

2. Lessor, or lessor's agent, may at any reasonable time enter and view the demised premises, and make repairs, if Lessor should elect to do so.

3. If Lessee (1) shall not pay the rents herein reserved at the time and in the manner stated, or (2) shall fail to keep and perform any other condition, stipulation or agreement herein contained, on the part of the Lessee to be kept and performed, or if Lessee (3) shall suffer to be filed against Lessee an involuntary petition in bankruptcy, or (4) shall be adjudged a voluntary or involuntary bankrupt, or (5) make an assignment for the benefit of creditors, or (6) should there be appointed a receiver to take charge of the demised premises either in the State Courts, or in the Federal Courts, then, in any of such events, Lessor may, at Lessor's option and upon proper notice, terminate and end this Lease and re-enter upon the demised premises whereupon the term hereby granted and, at Lessor's option , all right, title and interest under it shall end and Lessee shall become a tenant at sufferance; or else Lessor may at Lessor's option, and upon proper notice, elect to declare the entire rent for the balance of the term, or any part thereof, due and payable forthwith and may proceed to collect the same by distress or otherwise, and thereupon said term shall terminate, at the option of Lessor, or else upon proper notice, Lessor may take possession of the demised premises and rent the same for the account of Lessee, the exercise of any of which options herein contained shall not be deemed to be Lessor's exclusive remedy. The phrase "entire rent for the balance of the term" as used herein, shall mean all of the fixed rental with Consumer Price Index adjustments to that date, required to be paid by Lessee to Lessor for the full term of the Lease, less, however, any payments that shall have been made on account of and pursuant to the terms of the Lease.

4. The Lessee covenants that all personal property placed on the premises shall be at the risk of the Lessee, and the Lessor shall not be liable for any damage to the property or person at any time in the Leased premises or in said building from gas, electricity, water, rain, whether they may leak into, issue or flow from any part of said building, or from the pipes or plumbing works of the same or from any other place or quarter, or irrespective of the foregoing, for any damage from any cause, whether or not any such damage may result from any act of omission or commission by any of the Lessor's agents, employees, servants or contractors. The Lessee shall give the Lessor, or to its agent, prompt written notice of any accident to or defect in, the water pipes, gas pipes, warming apparatus or electric wires, and the same will be remedied by the Lessor with due diligence, subject to the provisions of paragraphs #11 and #12.

5. Lessee shall indemnify and save harmless Lessor from and against any and all claims, suits, actions, damages, or causes of action arising during the term of this Lease and any renewals and extensions thereof, for any personal injury, loss of life, damage to property sustained in or about the demised premises, or otherwise resulting from Lessee's occupancy thereof (except those matters which Lessor has obligations or any liability under this Lease, including without limitation thereof the negligence of Lessor by acts of commission or omission.)

6. This Lease shall be subject and subordinate to any mortgage or deed of trust on the property, or which may hereafter be made on account of any future loan to be placed on the property by Lessor to the full extent of

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any debts and charges secured thereby; and to any renewals and extensions of all or any part thereof, which Lessor may hereafter, at any time, elect to obtain. Lessee agrees, upon request to hereafter execute any paper or papers which council for the Lessor may deem necessary to accomplish that end, and in default of Lessee's so doing, Lessor is hereby empowered to execute such paper or papers in the name of Lessee and as the act and deed of Lessee, and this authority is declared to be coupled with an interest and not revocable.

7. Lessee will use the demised premises in conformity with all laws and ordinances and fire regulations now or hereinafter applicable, and will exercise all reasonable care in the use of parking areas and which may be necessary for the preservation of the property of Lessor and the comfort of the other tenants.

8. Lessee, without the expressed written consent of the Lessor, shall make no improvements whatsoever to the premises. Any building code change that may be required during the course of such improvements will be made at the expense of the Lessee. Lessee shall make no agreements, improvements, or take part in any dealings whatsoever which might lead to the filing of a mechanic's lien against the demised premises or the property, and nothing in this paragraph or in any other part of this Lease shall be construed so as to mean that Lessee shall have the right or obligation to make any improvements to the demised premises, or have done any other work to the demised premises, or have furnished any materials to the demised premises which would subject the interest of Lessor to any lien, mechanics or otherwise. Lessor will tile floor with terre cotta tile, and will do all neccessary preparation to floor level.

9. Lessor agrees to insure the property at his own expense, keep the demised premises insured against loss or damage by fire, together with extended coverage to the extent of the insurable value thereof. Lessee agrees that during the term hereof he will at his own expense, carry Owners Landlord and Tenant Public Liability Insurance in minimum liability amount of $100,000/$300,000 naming Lessor as additional insured thereunder, such company to be approved by the Lessor or its agent. Any additional insurance premium that Lessor may have to pay, due to premises being classified as a "restaurant" or other high-risk business, will be reimbursed to Lessor by Lessee when premium is due. Lessee must purchase his own plate glass and flood insurance.

10. Lessee further agrees that if any property owned by Lessee and located in the demised premises shall be damaged or destroyed by any insured peril, Lessor shall not have any liability to Lessee nor to any insurer of Lessee, for or in respect of such damage or destruction and Lessee shall require all policies of risk insurance carried by lessee under this Lease to contain or be endorsed with a provision in and by which insurer designated therein shall waive its rights of subrogation against Lessor.

11. Lessee will keep in good condition during the continuation of the term herein described the interior of the demised premises, and every part thereof, including the plumbing, doors and windows, air conditioning and heating and will keep the same in good, sound, clean condition and repair, ordinary wear or other Act of God alone excepted, and will not suffer or permit any strip or waste of the demised premises.

12. The Lessor covenants to keep the said building in good structural repair, so far as concerns the Lessor, except, as herein otherwise provided, but no liability to the Lessor shall accrue under this covenant until after the Lessee has given reasonable notice in writing to the Lessor or its agent of the specific repairs which are so required to be made. Nothing herein contained shall affect the so required repairs to be made.

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Nothing herein contained shall affect the liability of the Lessor in case of the destruction of the building or the demised premises or injury to the same by fire or other cause. The Lessor shall provide at its own expense the following services: the Lessor shall be responsible for roof and other structural repairs not occasioned by the Lessee's negligence.

13. All notices required to be given under this Lease to Lessor shall be given at the mailing address of Leon Bankier, 410 East Green Street, Champaign, Illinois, or at such other place as the Lessor shall from time to time specify, by written notice to Lessee, mailed to:4614 Kilauea Avenue, Suite 435, Honolulu, Hawaii 96816, or at such other places as Lessee shall specify by written notice to Lessor. Any such notice properly mailed by United States registered or certified mail, postage and fees prepaid, shall be deemed delivered when mailed.

14. Time is of the essence of this Lease and this applies to all terms and conditions contained herein.

15. The failure of Lessor to insist upon strict performance or observance of one or more of the covenants or conditions hereof or to exercise any remedy, privilege or option herein conferred upon or reserved to Lessor, shall not operate or be construed as a relinquishment or waiver for the future of such covenant or condition or the right to enforce the same or to exercise such privilege, option, or remedy, but the same shall continue in force and effect. The receipt by Lessor of rent, or additional rent or any other payment required to be made by Lessee, or any part thereof, shall not be waiver of any other additional rent or payment then due, nor shall such receipt, though with knowledge of the breach of any covenant or condition hereof, operate as or be deemed to have made unless made by Lessor, in writing. No surrender of the demised premises for the remainder of the term hereof shall be valid unless accepted by Lessor in writing.

16. The Lessor may encumber the premises by mortgage or mortgages, securing each sum or sums and upon such terms and conditions as the Lessor may desire, and any such mortgage or mortgages so given shall be a first lien on the land and buildings superior to the rights of the Lessee herein. The Lessor may further sell the premises and assign its right as Lessor in this lease without first notifying Lessee.

17. The undersigned Lessee further agrees to pay reasonable attorney's fees should it become necessary for the Lessor or its agent, Miriam Booth, to secure the services of an attorney to enforce any of the provisions of this Lease, whether it was necessary for the attorney to institute legal action or enforce the terms of the Lease without the institution of a legal action, such as the necessity of a demand letter from an attorney. (Fees shall include legal service, court costs, etc., comprising any and all of Lessor's additional expenses to recover moneys due.)

18. All sums of money required to be paid by the Lessee to the Lessor shall bear interest from due date, or maturity thereof, at the rate of eighteen percent(18%) per annum until paid, which interest shall be due and payable to the Lessor upon its written demand.

19. In case of injury to the demised premises or appurtenances by fire or other cause, the Lessee shall give immediate notice thereof to the Lessor. If the demised premises shall be damaged by fire or other cause without the fault or neglect of the lessee, or the agents, clerks, servants or visitors of the Lessee, the injury shall be repaired at the expense of the Lessor as speedily as possible after such notice. If, without such fault or neglect, the demised premises shall be rendered untenable by the elements or any other cause, the rent shall cease until the same shall be repaired as aforesaid. If without such fault or neglect, the building

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shall be destroyed as to require rebuilding, the rent shall be paid up to the time of such destruction and from thenceforth this Lease shall cease and come to an end. No compensation or claim will allowed by the Lessor by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing any portion of the building or its plant or appurtenances, however the necessity may occur.
20. It is further understood and agreed that any signs or advertising to be used including awnings in connection with the premises leased thereunder shall be first submitted to the Lessor for approval before installment of same. Also, the Lessee shall be responsible for interior maintenance of the demised premises, including the maintenance of all lighting, plumbing, heating and air conditioning equipment and plate glass. Lessee shall be responsible for all interior remodeling, redecorating, painting, and maintenance.

21. The Lessee agrees that he will pay all charges for rent, gas, electricity, or other illuminations, sanitary district and for all water used on said premises or any other expenses Lessee may incur or contract.

22. The terms "Lessor", "Lessee" and "Assignor" as herein contained shall include singular and plural, masculine, feminine and neuter, heirs, successors, personal representatives and assigns whenever the context so requires or admits.

23. A security deposit equal to one month's rent shall be paid to Lessor by Lessee upon execution of this Lease. In addition the first month's rent shall also be paid to Lessor upon execution of this Lease. Release of the security deposit is subject to the following provisions: The full term of rental agreement has expired; no damage to property beyond normal wear and tear; no unpaid late charges; no unpaid utility bills; no unpaid rent. Security shall be held by owner in a non-interest bearing account at owners bank. Security will be refunded no later than fifteen (15) days after premises have been vacated in clean and satisfactory condition; ordinary wear and tear excepted.


IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed, sealed and delivered on the day and year first above written.



/s/ MIRIAM BOOTH                                     Aug 6, 1999
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Leon Bankier, Lessor                                    Date
By: Miriam Booth, his Agent



Lessee: Hawaiian Vintage Chocolate Co., Inc.         Aug 6, 1999
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                                                        Date

By:     /s/ ANTHONY ROTH
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        Anthony Roth

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